4882-6975-3238, v.2 Insurance Letters of Credit – Master Agreement Form 3/CEP AGREEMENT ORIGINALLY DATED 14 MAY 2010 AS AMENDED PURSUANT TO AMENDMENT AGREEMENTS DATED 27 JANUARY 2012 and 27 MARCH 2017 AND AS AMENDED AND RESTATED PURSUANT TO AN AMENDMENT AND RESTATEMENT AGREEMENT DATED 26 MARCH 2024 (THIS “AGREEMENT”) BETWEEN: (1) AXIS Specialty Limited (“ASL”), AXIS Re SE, AXIS Specialty Europe SE, AXIS Insurance Company, AXIS Surplus Insurance Company and AXIS Reinsurance Company (“the Companies”; each, a “Company”); AND (2) CITIBANK EUROPE PLC (“CEP”) whose offices and registered address are at 1 North Wall Quay, I.F.S.C., Dublin 1, Ireland. PREAMBLE Subject to the Companies satisfaction of the terms and conditions contained in this Agreement, CEP agrees to establish letters of credit or similar or equivalent acceptable instruments (each a "Credit" and collectively the "Credits”) on behalf of the Companies in favour of beneficiaries located in the United States of America or elsewhere (the "Beneficiary" or "Beneficiaries" as relevant). In furtherance of this Agreement, the parties have separately agreed the contractual or security arrangements that will apply in respect of the Company's obligations under or pursuant to this Agreement. For the avoidance of doubt, in the event of any inconsistency between the terms of this Agreement and the terms of any Facility Letter, the terms of the relevant Facility Letter shall prevail. 1. AGREEMENT It is agreed between us in relation to each Credit that:- 1.1 In order to establish a Credit, each Company is required to submit an application form to CEP (“the Application Form”). The Application Form must (a) be in such form as CEP is willing to accept for this purpose; Application Forms may, subject to CEP’s agreement, be received via any electronic system(s) or transmission arrangement(s); (b) be completed by or on behalf of the relevant Company in accordance with the terms of such Company’s banking mandate(s) or other authorities lodged with CEP or in accordance with arrangement(s) made with CEP from time to time; and (c) indicate therein the name of the Beneficiary and the amount and term of the Credit required. Upon receipt of an Application Form that satisfies the above criteria, CEP shall establish on behalf of such Company an irrevocable clean sight Credit (or such other form of Credit as may be required by the Application Form relating thereto) available, in whole or in part, by the Beneficiary’s sight draft (such Company hereby agreeing that CEP may accept as a valid ”sight draft” any written or electronic demand or other request for payment under the Credit, even if such demand or other request is not in the form of a negotiable instrument) on CEP or otherwise as may be required by the terms of the Credit; provided, however, that:

2 (i) the opening of any Credit hereunder shall, subject to the relevant Facility Letter, in every instance, be at CEP’s option and nothing herein shall be construed as obliging CEP to open any Credit; (ii) prior to the establishment of any Credit or in order to maintain a Credit, each Company undertakes (to the extent it has entered into a Pledge Agreement with the Bank) as follows: (a) forthwith at CEP’s request (in accordance with the terms of the Pledge Agreement entered into between CEP and that Company), to deposit, at an Approved Bank, in an account or accounts in that Company’s name, cash or securities or a combination of cash and securities of such amount and in such combination as CEP may require (a "Deposit"). “Approved Bank” for the purposes of this Clause 1.1(ii)(a) shall mean one or more of the following:- (i) Citibank, N.A. at their branch at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB; (ii) Bank of New York Mellon (iii) a bank approved by CEP; or, (iv) such other Citigroup branch or approved bank as CEP may designate and notify to the relevant Company; and (b) should a Deposit have been requested, to execute CEP’s standard form charge documentation in relation to the accounts opened pursuant to Clause 1.1 (ii) (a) above (to the extent such charge documentation is not already in place). Notwithstanding the foregoing, it is understood and agreed that the terms of the relevant Pledge Agreement shall govern the type and amount of any deposit required to be made with regard to any facility established pursuant to a Facility Letter. 1.2 Each Company undertakes to reimburse CEP the amount of any and all drawings (including, for the avoidance of doubt, drawings presented electronically) under each Credit on the Business Day following notice by CEP to such Company of the drawing. Each Company shall reimburse CEP in the currency of the relevant Credit; 1.3 Each Company undertakes to indemnify CEP, on demand, for and against all actions, proceedings, losses, damages, charges, costs, expenses, claims and demands which CEP may incur, pay or sustain in connection with each Credit and/or this Agreement, howsoever arising (unless resulting from CEP’s or any of its affiliates’ own gross negligence or wilful misconduct); 1.4 Each Company undertakes to pay CEP, on demand, such fees and/or commissions of such amount(s) and/or at such rate(s) as have been agreed in a Fee Letter between CEP and the Company as payable in connection with each Credit; 1.5 Each Company hereby irrevocably authorises CEP to make any payments and comply with any demands which may be claimed from or made upon CEP in connection with any Credit without any reference to, or further authority from, such Company. Each Company hereby agrees that it shall not be incumbent upon CEP to enquire or take notice of whether or not any such payments or demands claimed from or made upon CEP in connection with each Credit are properly made or whether any dispute exists between such Company and the Beneficiary thereof. Each Company further agrees that any payment CEP makes in a Credit, except where such payment results from the gross negligence or willful misconduct of CEP, shall be binding upon such Company and shall be accepted by such Company as conclusive evidence that

3 CEP was liable to make such payment or comply with such demand and such Company shall reimburse CEP in accordance with Clause 1.2. 2. DEFINITIONS “Bank Group Member” means CEP or any of its affiliates from time to time (including but not limited to Citibank, N.A.). "Code" means the US Internal Revenue Code of 1986. "Collateral Account Agreement” means each of: (a) the collateral account control agreement dated 19 May 2015 made between ASL, The Bank of New York Mellon and CEP; (b) the collateral account control agreement dated 21 April 2021 made between AXIS Re SE, The Bank of New York Mellon and CEP; (c) the collateral account control agreement dated 21 April 2021 made between Axis Specialty Europe SE, The Bank of New York Mellon and CEP, and (d) any other collateral account agreement made between, among others, a Company and CEP in connection with a Facility Letter or this Agreement. “Committed Facility Letter” means (a) the committed facility letter originally dated 18 December 2015 made between, among others, the parties, as amended pursuant to the deed of amendment dated 24 December 2019 and 1 April 2021 and as amended and restated pursuant to an amendment and restatement agreement dated 26 March 2024, and (b) any other document designated as being a Committed Facility Letter by CEP and any Company. “Correspondent” means, in relation to a Credit, a third party correspondent which has issued or, as the context requires, it is proposed will issue that Credit at the request of CEP. "Default Interest Rate" means, at any time, a daily fluctuating interest rate per annum equal to two percent per annum above: (a) in respect of an overdue amount expressed to be payable in US$, the rate of interest announced publicly from time to time by Citibank N.A. (or any applicable affiliate of Citibank N.A.) in New York as its base rate; or (b) in respect of an overdue amount expressed to be payable in a currency other than US$, a base rate in that currency as selected by CEP, provided that if at any time any such base rate is less than 0%, then it shall be deemed to be 0%. "Effective Date” has the meaning given to it in the amendment and restatement agreement between the parties relating to this Agreement dated 26 March 2024. “Facility Document” means (a) each Committed Facility Letter, (b) each Uncommitted Facility Letter, (c) this Agreement, (d) each Pledge Agreement, (e) each Collateral Account Agreement, (f) each RDA, (g) each Fee Letter and (h) any other document designated as such from time to time by CEP and any Company. "Facility Letter” means any Committed Facility Letter, any Uncommitted Facility Letter and any other facility letter signed by CEP addressed, and counter-signed by, one or more Companies which incorporates the terms of this Agreement. "FATCA" means (a) sections 1471 to 1474 of the Code or any associated regulations or other official guidance (b) any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above or (c) any agreement pursuant to the implementation of paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

4 “FATCA Deduction” means a deduction or withholding from a payment under a Facility Document required by FATCA. "Fee Letter” means each of (a) the facility fee letter dated 18 December 2015, as amended on 24 December 2019, and made between CEP and the Companies, (b) the committed facility fee letter dated 26 March 2024 made between CEP and the Companies, (c) the uncommitted facility fee letter dated 26 March 2024 made between CEP and the Companies, and (d) any other fee letter made between CEP and a Company and relating to a Facility Letter. “Finance Party” means CEP and any Correspondent which issues a payment instrument. “Financial Indebtedness” means any indebtedness incurred for or in respect of (a) moneys borrowed (b) any transaction or arrangement that has the commercial effect of a borrowing and (c) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (b) above. “Irish Treaty Lender” means a Finance Party which: (a) does not fall within parts (b), (c) or (d) of the Irish Qualifying Lender definition and is treated as a resident of an Irish Treaty State for the purposes of the Treaty; and (b) does not carry on a business in Ireland through a permanent establishment with which that Finance Party’s participation in a Facility Document is effectively connected; and (c) is, subject to the completion of procedural formalities, entitled to a full exemption from Irish tax on interest payable to that Finance Party in respect of an advance under a Facility Document. “Irish Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with Ireland which makes provision for full exemption from tax imposed by Ireland on interest. “Irish Qualifying Lender” means a Finance Party which is beneficially entitled to interest payable in respect of an advance under a Facility Document and is: (a) a bank of section 246(1) TCA which is carrying on a bona fide banking business in Ireland for the purposes of section 246(3)(a) TCA; or (b) a body corporate: a. which is resident for the purposes of tax in a Relevant Territory (residence for these purposes is to be determined in accordance with the laws of the Relevant Territory of which the Finance Party claims to be resident) where that Relevant Territory imposes a tax that generally applies to interest receivable in that Relevant Territory by bodies corporate from sources outside that Relevant Territory; or b. where interest payable under a Facility Document: i. is exempted from the charge to income tax under a Treaty in force between Ireland and the country in which the Finance Party is resident for tax purposes; or ii. would be exempted from the charge to income tax under a Treaty signed between Ireland and the country in which the Finance Party is resident

5 for tax purposes if such Treaty had the force of law by virtue of section 826(1) TCA; except where interest is paid under a Facility Document to the body corporate in connection with a trade or business which is carried on by it in Ireland through a branch or agency; or (c) a company that is incorporated in the US and taxed in the US on its worldwide income except where interest is paid under a Facility Document to the US company in connection with a trade or business which is carried on by it in Ireland through a branch or agency; or (d) a US limited liability company (“LLC”), where the ultimate recipients of the interest payable under a Facility Document are Irish Qualifying Lenders within paragraphs (b) or (c) of this definition and the business conducted through the LLC is so structured for market reasons and not for tax avoidance purposes except where interest is paid under a Facility Document to the LLC in connection with a trade or business which is carried on by it or them in Ireland through a branch or agency; or (e) a qualifying company within the meaning of section 110 TCA; or (f) an exempt approved scheme within the meaning of section 774 TCA; or (g) an investment undertaking within the meaning of section 739B TCA; or (h) a body corporate: a. which advances money in the ordinary course of a trade which includes the lending of money; and b. where interest on an advance under a Facility Document is taken into account in computing the trading income of such body corporate; and c. which has made the appropriate notifications under section 246(5)(a) TCA to the Irish Revenue Commissioners and the relevant Company; or (i) an Irish Treaty Lender. "Pledge Agreement” means each of: (a) the amended and restated pledge agreement made between ASL and CEP entered into on 31 March 2021 as amended by an amendment agreement dated 26 March 2024 (the “ASL Pledge Agreement”); (ii) the pledge agreement made between AXIS Re SE and CEP entered into on 10 June 2021 as amended by an amendment agreement dated 26 March 2024 (the “Axis Re Pledge Agreement”); (iii) the pledge agreement made between AXIS Specialty Europe SE and CEP entered into on 10 June 2021 as amended by an amendment agreement dated 26 March 2024 (the “ASE Pledge Agreement”); and (d) any other pledge agreement made between CEP and a Company in connection with a Facility Letter or this Agreement. “Security Interest” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect. “RDA” means each of (a) the reinsurance deposit agreement made between Axis Re SE and CEP dated 26 March 2024, (b) the reinsurance deposit agreement made between Axis Specialty Limited and CEP dated 26 March 2024 and (c) any other reinsurance deposit

6 agreement made between a Company and CEP in connection with a Facility Letter or this Agreement. “Relevant Territory” means: a. a member state of the European Union (other than Ireland); or b. not being such a member state, a country with which Ireland has a Treaty in force by virtue of section 826(1) TCA; or c. not being a territory referred to in (i) or (ii) above, a country with which Ireland has signed such a Treaty which will come into force once the procedures set out in section 826(1) TCA have been completed. "SOFR" means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day. "Spot Rate" means the spot rate of exchange, as CEP may determine, for the purchase of the relevant currency with another currency in the London foreign exchange market at or about 11am on a particular day. "Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same). "Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Facility Document. "TCA” means the Taxes Consolidation Act of Ireland, 1997. “Uncommitted Facility Letter” means (a) the uncommitted facility letter dated 26 March 2024 and made between the parties, and (b) any other document designated as being an Uncommitted Facility Letter by CEP and any Company. 3. REPRESENTATIONS AND WARRANTIES 3.1 Each Company represents and warrants to CEP and undertakes that on the date of this Agreement: (i) it is duly incorporated and validly existing under the law of its jurisdiction of incorporation and it has the power to own its assets and carry on its business as it is being conducted; (ii) it has and will at all times have the necessary power to enable it to enter into, deliver and perform the obligations expressed to be assumed by it under the Facility Documents to which it is or will be a party and it has taken all necessary action to authorise its entry into, performance and delivery of, each Facility Document to which it is or will be a party; (iii) each Facility Document to which it is a party constitutes its legal, valid, binding and enforceable obligation effective in accordance with its terms and each Pledge Agreement or RDA to which it is a party creates the security interests which that Pledge Agreement or RDA purports to create and those security interests are valid and effective;

7 (iv) the entry into and performance by it of, and the transactions contemplated by, the Facility Documents to which it is a party and the granting of the Security Interests pursuant to any Pledge Agreement or RDA to which it is a party do not and will not conflict with (a) any law or regulation applicable to it (b) its constitutional documents or (c) any agreement or instrument binding upon it or any of its assets; (v) it has not breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect; (vi) all necessary authorisations to enable or entitle it to enter into each Facility Document to which it is or will be a party have been obtained and are in full force and effect and will remain in such force and effect at all times during the subsistence of this Agreement; and (vii) no event or circumstance has occurred which has had or is reasonably likely to have a Material Adverse Effect. 3.2 Each Company represents and warrants to CEP that on the date of this Agreement:- (i) it is not unable to pay its debts as they fall due; (ii) it has not been deemed or declared to be unable to pay its debts under any applicable law; (iii) it has not suspended making payments on any of its material debts; (iv) it has not, by reason of actual or anticipated financial difficulties, commenced negotiations with any of its creditors with a view to rescheduling any of its material indebtedness; (v) the value of its assets is not less than its liabilities (taking into account contingent and prospective liabilities); (vi) no moratorium has been declared in respect of any of its material indebtedness; and (vii) no analogous or similar event or concept to those set out in this Clause 3.2 has occurred or is the case under the laws of any jurisdiction. 3.3 Each Company is deemed to make the representations and warranties in Clauses 3.1 and 3.2 on the date on which that Company submits an Application Form to CEP and on the date on which CEP issues any Credit on behalf of that Company, in each case by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made. 4. EXTENSION/TERMINATION 4.1 (a) Any Credit established hereunder may, if requested by a Company on the relevant Application Form and subject to CEP’s consent, bear a clause to the effect that it will automatically be extended for successive periods of one year (or such other period as may be stated in the relevant Application Form) UNLESS the Beneficiary has received from the bank or institution issuing the Credit (the "Issuing Bank") by registered mail (or other appropriate receipted delivery) notification of intention not to renew such Credit at least 30 days (or such other period as may be stated in the relevant Application Form) prior to the end of the

8 original term or, as the case may be, of a period of extension (the "Notice Period"). (b) The Issuing Bank shall be under no obligation to such Company to send the Beneficiary such notification (and without such notification to the Beneficiary the Credit will be automatically extended as provided above) UNLESS such Company shall have sent notification to CEP by registered mail (or other means acceptable to CEP) of its election not to renew such Credit at least 30 days prior to the commencement of the Notice Period. (c) CEP reserves the right, at its sole option and discretion, to give or procure the giving at any time to the Beneficiary of notification of intention not to renew any Credit. If CEP exercises such said right, it will give such Company notice in writing thereof as soon as is reasonably possible. 5. UCP/ISP CEP may, at its sole option, arrange for the issuance of any Credit as being subject to either (i) the ICC Uniform Customs and Practice for Documentary Credits 2007 Revision (ICC publication number 600) as may be amended, reissued or replaced from time to time (“the UCP”) or (ii) the International Chamber of Commerce Publication No. 590 - the International Standby Practices 1998 (the “ISP”), (or any subsequent version of either); provided however that CEP may agree such modifications thereof as may be required by any regulatory or other authority having jurisdiction as to the acceptability of the Credit in question. 6. PREVIOUS AGREEMENTS 6.1 Unless otherwise agreed between the parties in writing, the previous agreement(s) (if any) entered into between them (other than those at any time governed by a "Master Agreement – London Market Letter of Credit Scheme" or substantially equivalent agreement) governing Credits established by CEP on any Company’s behalf in favour of Beneficiaries shall, on due execution by the parties of this Agreement, cease to apply to all such Credits, which Credits shall henceforth be governed by this Agreement. 6.2 For the avoidance of doubt any letter or letters of credit or similar or equivalent instrument or instruments (the "Existing Credit(s)") which has or have been established or opened pursuant to the terms of any previous agreement(s) entered into between any Company and Citibank, N.A. governing the Existing Credits (including any security arrangements that apply in respect of any obligation under or pursuant to such previous agreement(s)) (the "Existing Agreement(s)") shall continue in force until cancelled. The Existing Agreement(s) shall continue to apply to the Existing Credit(s) until all the Existing Credit(s) have been cancelled. Each Company undertakes, on CEP’s request, to take all reasonable steps to procure that any cancelled Existing Credit(s) are destroyed or returned to CEP. 7. CREDIT CHOICE OF LAW If, at a Company’s request, a Credit expressly chooses a state or country law other than New York, U.S.A. or English law, or is silent with respect to the UCP, the ISP or a governing law, CEP shall not be liable for any payment, cost, expense or loss resulting from any action or inaction it takes provided such action or inaction is justified under UCP, ISP, New York law, English law or the law governing the Credit.

9 8. BRANCHES/CORRESPONDENT BANKS 8.1 Each Company acknowledges that CEP may carry out any of its obligations or exercise any of its rights under this Agreement through any of its offices or branches, wheresoever situated. 8.2 Each Company further understands that CEP reserves the right to issue any Credit through any third party correspondent of its choice, subject to the consent of such Company (not to be unreasonably withheld) and/or to have any Credit confirmed by Citibank, N.A. In such circumstances, CEP will be required to guarantee reimbursement to such correspondent and/or Citibank, N.A. of any payments which such correspondent and/or Citibank, N.A. may make under the Credit in question and such guarantee (howsoever described) shall be treated mutatis mutandis as a Credit for the purpose of this Agreement. 9. INCREASES ETC/REINSTATEMENTS The provisions of the foregoing Clauses shall be equally applicable to any increase, extension, renewal, partial renewal, modification or amendment of, or substitute instrument for, any Credit to which they apply. If for any reason any amount paid under any Credit is repaid, in whole or in part, by the Beneficiary thereof, CEP may, in its sole discretion, treat (or procure the treatment of) such repayment as a reinstatement of an amount (equal to such repayment) under such Credit. The value date CEP applies to any such reinstatement shall not be earlier than the date of such repayment and CEP shall not be liable for losses of any nature which any Company may suffer or incur and/or which may arise from any inadvertent or erroneous drawing. 10. NOTICES 10.1 Any notice or demand to be served on a Company by CEP hereunder may be served: (a) on any of such Company’s officers personally; (b) by letter addressed to such Company or to the Treasurer of Axis Capital Holdings Limited and left at the Company’s registered office or at any one of its principal places of business; (c) by posting the same by letter addressed in any such manner as aforesaid to such registered office or principal place of business; or (d) by telex or facsimile addressed in any such manner as aforesaid to any then published telex or facsimile number of such Company. 10.2 Unless otherwise stated, any notice or demand to be served on CEP by a Company hereunder must be served either at CEP’s address as stated above (or such other address as CEP may notify us of from time to time) or by facsimile to such number as CEP may notify us of from time to time. 10.3 Any notice or demand:- (a) sent by post to any address in the Republic of Ireland or the United Kingdom shall be deemed to have been served on the Company at 10am. (London time) on the first Business Day after the date of posting (in the case of an address in the Republic of Ireland) and on the second Business Day after posting (in the case of an address in the United Kingdom) or, in the case of an address outside the Republic of Ireland or the United Kingdom (or a notice or demand to CEP),

10 shall be deemed to have been served on the relevant party at 10am. (London time) on the third Business Day after and exclusive of the date of posting; provided that a copy of all such communications sent by post shall be sent via facsimile or other form of electronic communication ; or (b) sent by telex or facsimile shall be deemed to have been served on the relevant party when dispatched. 10.4 In proving service by post it shall be sufficient to show that the letter containing the notice or demand was properly addressed and posted and such proof of service shall be effective notwithstanding that the letter was in fact not delivered or was returned undelivered. 10.5 In this Clause 10, "Business Day" shall be construed as a reference to a day (other than a Saturday or a Sunday) on which banks are generally open in London. 11. INTEREST 11.2 If a Company fails to reimburse CEP pursuant to Clause 1.2, that Company shall pay interest on the unreimbursed amount at the Default Interest Rate from the due date until the date of reimbursement by the Company. 11.3 Interest due from any Company shall: (a) be calculated and accrue from day to day; (b) be calculated on the basis of the actual number of days elapsed and a 360 day year (or such other day count convention as is market practice for the relevant currency); and (c) be payable both before and after judgment. 12. ASSIGNMENT/NOVATION 12.1 CEP, with the prior written approval of the relevant Company, not to be unreasonably withheld, may (a) assign the whole or any part of the rights under, or the benefit of, this Agreement or (b) (subject to Clauses 12.2 to 12.5) transfer or novate its rights and obligations under this Agreement. The words "CEP" and "CEP’s" wherever used in Clauses 12.2 to 12.5 shall be deemed to include CEP’s permitted assignees, transferees and novatees and other successors, whether immediate or derivative, who shall be entitled to enforce and proceed upon this Agreement in the same manner as if named herein. CEP shall be entitled to impart any information concerning such Company to any such permitted assignee, novatee or other successor or any participant or proposed assignee, novatee, successor or participant. 12.2 The person who is for the time being liable to perform CEP’s obligations under this Agreement (a "Transferring Bank") shall be entitled to novate at any time, upon service of a notice on the Company in the form attached as Schedule One to this Agreement (a "Novation Notice"), any or all of its rights and obligations under, and the benefit of, this Agreement to any Permitted Transferee. With effect from the date on which a Novation Notice is executed by the Transferring Bank and the Permitted Transferee and served on such Company (the "Novation Date"), the provisions of Clause 12.3 shall have effect (but not otherwise). 12.3 With effect from (and subject to the occurrence of) the Novation Date:

11 12.3.1 the Permitted Transferee shall be bound by the terms of this Agreement (as novated) in every way as if the Permitted Transferee was and had been a party hereto in place of the Transferring Bank and the Permitted Transferee shall undertake and perform and discharge all of CEP’s obligations and liabilities under this Agreement (as novated) whether the same fell or fall to be performed or arose or arise on, before or after the Novation Date; 12.3.2 such Company shall release and discharge the Transferring Bank from further performance of its obligations arising in favour of such Company on and after the Novation Date under this Agreement and all claims and demands whatsoever in respect thereof against the Transferring Bank, and such Company shall accept the liability of the Permitted Transferee in respect of such obligations in place of the liability of the Transferring Bank; 12.3.3 the Transferring Bank shall release and discharge such Company from further performance of its obligations arising in favour of the Transferring Bank on and after the Novation Date under this Agreement and all claims and demands whatsoever in respect thereof by the Transferring Bank; and 12.3.4 such Company shall be bound by the terms of this Agreement (as novated) in every way, and it shall undertake and perform and discharge in favour of the Permitted Transferee each of its obligations whether the same fell or fall to be performed or arose or arise on, before or after the Novation Date and expressed to be owed to CEP. 12.4 Without prejudice to the automatic novation of the Transferring Bank’s rights and obligations pursuant to Clause 12.3, each Company undertakes to sign and return promptly each acknowledgement of the Novation Notice from time to time delivered to it promptly following receipt of the same from the Transferring Bank. 12.5 For the purposes of this Clause 12 a "Permitted Transferee" shall mean any holding company, subsidiary or affiliate of Citigroup Inc. 13. SET-OFF 13.1 CEP may set off any obligation of a Company under the Facility Documents to which it is a party or in respect of any Credit (whether present or future, actual or contingent) against any obligation owed by CEP to such Company or Citibank N.A., regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, CEP may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. 13.2 Each Company irrevocably and unconditionally authorises any Bank Group Member upon being instructed to do so at any time by CEP to debit any account held in that Company's name with that Bank Group Member for an amount equal to any indebtedness or obligation of that Company referred to in clause 13.1 and following receipt of such an instruction from CEP that Bank Group Member shall promptly debit that account for that amount and pay such amount to CEP (without any reference to or further authority from that Company and without any enquiry as to the justification for the instruction or the validity of the same), and CEP shall apply such monies towards payment of any indebtedness or obligation of that Company referred to in clause 13.1. Any such Bank Group Member is authorised to disclose any information in relation to any such account to CEP at CEP's request. 14. DEDUCTIONS

12 14.1 All payments to be made by any Company under any Facility Document shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim. 14.2 If CEP needs notionally to convert a sum denominated in one currency into another currency, it shall do so using the Spot Rate. 15. TAX: INCREASED COSTS 15.1 Tax gross-up (a) Each Company shall make all necessary payments without any Tax Deduction, unless a Tax Deduction is required by law. (b) Each Company shall promptly upon becoming aware it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify CEP accordingly. (c) If a Tax Deduction is required by law to be made by any Company, the amount of the payment due from the relevant Company shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required, subject to CEP providing the relevant Company with any documentation and/or information requested by the relevant Company to determine applicable Tax Deduction. (d) If any Company is required to make a Tax Deduction, such Company shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law. (e) Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the relevant Company shall deliver to CEP evidence reasonably satisfactory to CEP that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority. 15.2 (a) A payment shall not be increased under Clause 15.1 by reason of a Tax Deduction on account of Tax imposed by Ireland if on the date on which the payment falls due: (i) the payment could have been made to CEP without a Tax Deduction if CEP had been an Irish Qualifying Lender, but on that date that CEP is not or has ceased to be an Irish Qualifying Lender other than as a result of any change after the date it became a Finance Party under a Facility Document in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or published concession of any relevant taxing authority; or (ii) CEP is an Irish Treaty Lender and the relevant Company is able to demonstrate that the payment could have been made to CEP without the Tax Deduction had CEP complied with its obligations under paragraph (b) below. (b) An Irish Treaty Lender and the relevant Company which makes a payment to which that Irish Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for the relevant Company to obtain authorisation to make that payment without a Tax Deduction. (c) CEP confirms that, on the Effective Date, it is an Irish Qualifying Lender. 15.3 Tax Indemnity

13 (a) Each Company shall (within three Business Days of demand by CEP) pay to CEP an amount equal to any loss, liability or cost which CEP determines will be or has been (directly or indirectly) suffered for or on account of Tax by CEP in respect of any Facility Document. (b) Paragraph (a) above shall not apply: (i) with respect to any Tax assessed on CEP: 1) under the law of the jurisdiction in which CEP is incorporated or, if different, the jurisdiction (or jurisdictions) in which CEP is treated as resident for tax purposes; or 2) under the law of the jurisdiction in which CEP's facility office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by CEP; or (ii) to the extent a loss, liability or cost is compensated for by an increased payment under clause 15.1 (Tax gross-up); or (iii) would have been compensated for by an increased payment under clause 15.1 (Tax gross-up) but was not so compensated solely because one of the exclusions in clause 15.2(a) applied; or (iv) relates to a FATCA Deduction required to be made by a party. 15.4 Stamp taxes: Each Company shall (within three Business Days of demand by CEP) pay to CEP an amount equal to any cost, loss or liability CEP incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Facility Document. 15.5 VAT: All amounts expressed to be payable by each Company under any Facility Document shall be deemed to be exclusive of any value added tax, goods and services tax or similar tax, and if any such tax is or becomes chargeable on any supply made by to any Company under any Facility Document, such Company shall pay to CEP (in addition to the consideration for such supply) an amount equal to the amount of such tax. 15.6 FATCA Deduction: 15.6.1 Each Finance Party may make any FATCA Deduction it is required by FATCA to make, and any payment required in connection with that FATCA Deduction, and no Finance Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction. A Finance Party which becomes aware that it must make a FATCA Deduction in respect of a payment to another party (or that there is any change in the rate or the basis of such FATCA Deduction) shall provide prompt notification to that party and the Bank. 15.6.2 Each Company shall (within three Business Days of demand) pay to a Finance Party an amount equal to the loss, liability or cost which that Finance Party determines will be or has been (directly or indirectly) suffered by that Finance Party as a result of another Finance Party making a FATCA Deduction in respect of a payment due to it under a

14 Facility Document. This paragraph (b) shall not apply to the extent a loss, liability or cost is compensated for by an increased payment under clause 15.2 or paragraph (a) above. 15.6.3 A Finance Party making, or intending to make, a claim under paragraph (b) above shall promptly notify each Company. 16. CURRENCY INDEMNITY (a) If any sum due from any Company under the Facility Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of: (i) making or filing a claim or proof against that Company; or (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, the relevant Company shall as an independent obligation, within ten (10) Business Days of demand, indemnify CEP against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between the rate of exchange used to convert that Sum from the First Currency into the Second Currency and the rate or rates of exchange available to that person at the time of its receipt of that Sum. (b) Each Company waives any right it may have in any jurisdiction to pay any amount under the Facility Documents in a currency or currency unit other than that in which it is expressed to be payable. 17. EVENTS OF DEFAULT 17.1 Each of the following events shall constitute an Event of Default: (a) any Company fails to pay on its due date any amount payable by it under any Facility Document within five (5) Business Days of its due date; (b) any Company fails to perform or observe any other covenant or agreement (not specified in Clause 17.1 above) under any Facility Document on its part to be performed or observed and such failure continues for fifteen (15) days after receipt by such Company of written notice thereof by the Bank; (c) any representation or warranty made by that Company in any Facility Document to which it is party shall be incorrect in any material respect when made; (d) (1) Any Financial Indebtedness of a Company (aa) is not paid when due (bb) is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described) or (cc) any creditor of a Company becomes entitled to declare any Financial Indebtedness of that Company due and payable prior to its specified maturity as a result of an event of default (however described). (2) No Event of Default will occur under this paragraph (d) if either (x) the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraph (1) above is less than US$25,000,000 (or its equivalent in any other currency or currencies), or (y) the relevant event or circumstances listed in paragraph (1) is remedied or, if required, waived by the relevant creditor, in each case, within three (3) Business Days of its occurrence; (e) (1) Any Company is unable or admits inability to pay its debts as they fall due or is deemed to or declared to be unable to pay its debts under applicable law, suspends or

15 threatens to suspend making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness. (2) A moratorium is declared in respect of any indebtedness of any Company; and (f) Insolvency proceedings: Any corporate action, legal proceedings or other procedure or step is taken in relation to: (i) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Company; (ii) a composition, compromise, assignment or arrangement with any creditor of any Company; (iii) the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of the Company or any of its assets; or (iv) enforcement of any Security Interest over any assets of any Company, or any analogous procedure or step is taken in any jurisdiction. This paragraph (f) shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within thirty days of commencement. 17.2 While an Event of Default is continuing, CEP may at any time terminate the availability of any facility made available pursuant to any Facility Letter to any or all of the Companies and may take any other action or exercise any other right pursuant to the Facility Documents or at law. 17.3 An Event of Default is continuing if it has not been waived in writing by CEP. 18. GOVERNING LAW/JURISDICTION This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by English law and the parties agree that to the English courts shall have exclusive jurisdiction to settle any dispute which may arise from or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement). The terms of this Agreement and any Facility Document may not be waived, modified or amended unless such waiver, modification or amendment is in writing and signed by CEP nor may any Company assign any of its rights hereunder without CEP’s prior written consent. 19. PROCESS AGENT 19.1 Each Company designates the address below as its address for service of all claim forms, application notices, judgments, orders or other notices of English legal process relating to this Agreement and any other Facility Document governed by English law. AXIS UK SERVICES LIMITED 52 Lime Street London EC3M 7AF United Kingdom Phone: +44-20-7877-3800

16 Items served at this address must be marked for the attention of the relevant Company. 19.2 All Companies must have the same address for service and it must be an address in London, United Kingdom. If the Companies wish to change their address for service, ASL may do so by giving CEP at least 10 Business Days’ written notice of the new address for service. 20. DATA PROTECTION 20.1 Compliance with law. Each party will comply with applicable data protection and privacy laws in processing personal data in connection with its activities under this Agreement. Without limiting the foregoing, each Company warrants that: (i) any personal data that it provides to CEP has been processed fairly and lawfully, is accurate and is relevant for the purposes for which it is provided to CEP; (ii) if any such personal data is provided to CEP, it shall provide notice to, and shall seek consent from (and promptly upon CEP’s request shall provide evidence to CEP of having provided such notices and/or obtained such consents), data subjects regarding CEP’s processing of their personal data in accordance with any instructions of CEP from time to time; and (iii) pursuant to clause (ii) it will provide any such data subjects with a copy of the relevant TTS EEA Privacy Statement accessible at https://www.citibank.com/tts/sa/tts-privacy-statements/index.html (or such other URL or statement as CEP may notify to the Companies from time to time). 20.2 Mutual cooperation. Each party will promptly notify, and reasonably cooperate with and provide information to, the other party in respect of any data subject requests, communications from supervisory authorities, or material security incidents relating to the processing of personal data under this Agreement, in each case to the extent reasonably necessary to enable the other party to meet its obligations to data subjects and/or supervisory authorities. 20.3 Definitions. The terms ‘personal data’, ‘processing’, ‘data subject’ and ‘supervisory authority’ shall have the respective meanings set forth in the General Data Protection Regulation (EU) 2016/679, as amended or superseded from time to-time. 21. RECOGNITION OF BAIL-IN 21.1 Notwithstanding any other terms of this Agreement, any other Facility Document or any other agreement, arrangement or understanding between the parties, each counterparty (including the Companies) to a BRRD Party acknowledges and accepts that any liability of a BRRD Party to it under or in connection with this Agreement and any other Facility Document may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of: (i) any Bail-In Action in relation to any such liability, including (without limitation) (A) a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability, (B) a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it and (C) a cancellation of any such liability; and (ii) a variation of any terms of this Agreement or any other Facility Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability. 21.2 For the purposes of this clause 21 (Recognition of Bail-In): (i) “Bail-In Action” means the exercise of any Write-down and Conversion Powers; (ii) “Bail-In Legislation” means, in relation to Ireland, the European Union (Bank Recovery and Resolution) Regulations 2015 (S.I. No. 289/2015); (iii) “BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms; (iv) “BRRD Party” means an institution or entity referred to in point (b), (c) or (d) of Article 1(1) BRRD, including Citibank Europe plc; (v) “EEA Member Country” means any

17 member state of the European Union, Iceland, Liechtenstein and Norway; (vi) “Resolution Authority” means anybody which has authority to exercise any Write-down and Conversion Powers; and (vii) “Write-down and Conversion Powers” means, in relation to Ireland, any writedown, conversion, transfer, modification or suspension power existing from time to time under, and exercised in compliance with, any law or regulation in effect in Ireland, relating to the transposition of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, including but not limited to the Bail-In Legislation and Regulation (EU) No 806/2014 and the instruments, rules and standards created thereunder, pursuant to which (A) any obligation of a bank or investment firm or affiliate of a bank or investment firm can be reduced, cancelled, modified or converted into shares, other securities or other obligations of such entity or any other person (or suspended for a temporary period) and (B) any right in a contract governing an obligation of a bank or investment firm or affiliate of a bank or investment firm may be deemed to have been exercised. 22. MISCELLANEOUS PROVISIONS 22.1 Subject to this Clause and to Clause 13, a person who is not a party to this Agreement has no rights under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce any terms of this Agreement. 22.2 A Bank Group Member may enforce the terms of Clause 13 subject to, and in accordance with, Clause 13 and Clause 17 and the provisions of the Third Parties Act. 22.3 The parties to this Agreement do not require the consent of any Bank Group Member to rescind or vary this Agreement at any time. 22.4 If any Bank Group Member brings proceedings to enforce the terms of Clause 13, the relevant Company shall only have available to it by way of defence, set-off or counterclaim a matter that would have been available by way of defence, set-off or counterclaim if that bank Group Member had been party to this Agreement. 22.5 A Bank Group Member may not take proceedings to enforce Clause 13 unless and until it gives notice in writing to the relevant Company in any manner as is permitted by Clause 10, agreeing irrevocably to the provisions of Clause 17. 22.6 The rights of the Bank under this Agreement and the Facility Documents may be exercised as often as necessary; are cumulative and not exclusive of its rights under the general law; and may be waived only in writing and specifically. Delay in exercising or non-exercise of any such right is not a waiver of that right. 22.7 If any provision of this Agreement or any Facility Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect (i) the legality. validity or enforceability in that jurisdiction of any other provision of that document; or (ii) the legality, validity or enforceability in any other jurisdiction of that or any other provision of that document. 22.8 In no event shall the Bank be liable on any theory of liability for any special, indirect, consequential or punitive damages and each Company hereby waives, releases and agrees (for itself and on behalf of the other members of AXIS Capital Holdings Limited (and each other person from time to time included in the consolidated financial statements of AXIS Capital Holdings Limited filed with the Securities and Exchange Commission)) not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its or their favour.

18 22.9 Any demand, notification or certificate issued by the Bank specifying any amount due under this Agreement or any Facility Document or any determination of any ratio shall, in the absence of manifest error, be conclusive and binding on the Company.

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20 SCHEDULE ONE Form of Novation Notice for Clause 12 To: [ ] Date: Dear Sirs Insurance Letters of Credit – Master Agreement (Form 3/CIFS) originally dated 14 May 2010 as amended pursuant to amendment agreements dated 27 January 2012 and 27 March 2017 and as amended and restated pursuant to an amendment and restatement agreement dated [***] 2024 and made between Citibank Europe plc and [ ] (the "Agreement") We refer to Clause 12 of the Agreement. We hereby notify you that we wish to exercise our option to novate under Clause 12 thereof so that with effect from today's date the rights, liabilities and obligations of [name of Transferring Bank] shall be novated to [name of Permitted Transferee] in the manner set out in Clause 12 thereof. The relevant address for the purposes of Clauses 4.1 and 10 is as follows: [insert new address] Yours faithfully for and on behalf of [TRANSFERRING BANK] for and on behalf of [PERMITTED TRANSFEREE] [NAME OF COUNTERPARTY]: (1) acknowledges receipt of the Novation Notice; and (2) agrees that with effect from the date of the Novation Notice the rights, liabilities and obligations of [ ] are novated to [ ] in the manner set out in Clause 12 of the Agreement. for and on behalf of [NAME OF COUNTERPARTY]